Subscription Agreement

                                TWINVIEW, INC.

                                 Common Stock


     1.     SUBSCRIPTION.  Effective the       day of             , 2000, the
undersigned hereby applies to purchase the number of shares stated below of the common stock, $.0001 par value of Twinview, Inc., such purchase being made in accordance with the terms and conditions of the prospectus, dated ___________, 2000 according to which the shares have been offered to the undersigned. This subscription may be accepted or rejected in whole or in part by Twinview, Inc. We have the right, exercisable in our sole and absolute discretion, to accept subscriptions in any order we may determine.

     2. REPRESENTATIONS BY UNDERSIGNED. The undersigned represents and warrants the following to be true and correct:

         (a)     the undersigned has received the prospectus.

         (b) the undersigned acknowledges and understands that no U.S. federal or state agency, nor any governmental agency of any other jurisdiction, has made any recommendation or endorsement of the shares;

         (c) the undersigned recognizes that Twinview, Inc. is newly formed, has no history of operations, revenues or profits and that acquisition of the shares as an investment involves a high degree of risk;

         (d) if an individual, the undersigned is 21 years of age or over and is a bona fide resident of the state set forth in the residence address which such individual has set forth below; and

         (e) all of the representations of the undersigned herein are true and accurate, and Twinview, Inc. and the officers and directors of Twinview, Inc. will and may, without further investigation, rely on such representations.

     3. PAYMENT OF SUBSCRIPTION. The amount of the undersigned's subscription is set forth below and the undersigned encloses payment of such amount herewith by a check, cashier's check or wired funds transfer, payable to "Brighton Bank, escrow agent for Twinview, Inc.," unless the minimum offering as described in the prospectus has been met and the undersigned has been instructed by Twinview, Inc. to make such instrument or payment payable to Twinview, Inc. The undersigned hereby authorizes and directs the officers and directors of Twinview, Inc. to deliver this subscription agreement to Twinview, Inc. and pay the funds delivered herewith to Twinview, Inc., to the extent that the undersigned's subscription has been accepted.

        The undersigned recognizes that if the subscription is rejected in whole, the funds delivered herewith will be returned to the undersigned as soon as practicable without interest or deduction, which investment is subject to the discretion of the officers and directors of Twinview, Inc. If the undersigned's subscription is rejected in part, the funds delivered herewith will, to the extent the subscription is so rejected, be returned to the undersigned promptly without interest or deduction.

     4. CONTINUING ACCURACY OF REPRESENTATIONS. The undersigned agrees to notify Twinview, Inc. immediately if any of the statements described above made herein shall become untrue. Until such notification is given, Twinview, Inc. and its officers and directors will be entitled to rely on the accuracy of the information set forth herein.

     5. OWNERSHIP. The undersigned's interest will be owned and should by shown on Twinview, Inc.'s records as follows:

Name: ___________________________________________________

Name: ___________________________________________________

     6. SUBSCRIPTION QUANTITY. The undersigned does hereby subscribe for __________________________________ shares of Twinview, Inc.'s common stock at a price of $1.00
per Share, for a total subscription price of $ _______________________________ , _______________________which amount is enclosed.

     IN WITNESS WHEREOF, the undersigned has executed this subscription agreement.

__________________________________    __________________________________
Name of Subscriber                    Social Security or Tax I.D. Number


__________________________________    __________________________________
Name of Additional                    Social Security or Tax I.D.
Subscriber                            Number of Additional Subscriber
(if more than one)


__________________________________    __________________________________
Residence Address                     Mailing Address (if different from
                                      Residence Address)


__________________________________    _________________________________
City and State  Zip Code              City and State          Zip Code


__________________________________    _________________________________
Home Telephone Number                 Business Telephone Number and Area Code
                                      and Area Code


Form of Ownership:

(Circle One)

Individual        JTROS       Tenants      Community     Custodian     Trustee
Ownership         (all        in Common    Property
                  parties     (both        (one
                  must sign)  parties      signature
                              must sign)   required)


Authorized Signature of                  Authorized Signature of
Subscriber                               Additional Subscriber


__________________________________       _____________________________________